Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington The Ruth Group 646-536-7017 scarrington@theruthgroup.com

Media:
Bonnie Habyan, SVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Second Quarter 2008 Results

Second Quarter Highlights:

-	Net income of $11.7 million, or $0.56 per diluted common share
-
Monetized a portion of equity interest in Prime, receiving $33 million in cash, and generated approximately $250 million in cash from equity kickers in 14 of 17 quarters since becoming a public company

-	Declared quarterly dividend of $0.62 per share
-	Recorded $2.0 million in loan loss reserves

Uniondale, NY, August 8, 2008 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the quarter ended June 30, 2008. Arbor reported net income for the quarter of $11.7 million, or $0.56 per diluted common share, compared to net income for the quarter ended June 30, 2007 of $31.7 million, or $1.75 per diluted common share. Excluding $0.4 million of net loss from Alpine Meadows, net income for the quarter ended June 30, 2008 was $12.1 million, or $0.58 per diluted common share. Excluding $19.7 million of net income from the 450 West 33rd Street, Toy building, and Prime transactions, net income for the quarter ended June 30, 2007 was $12.0 million, or $0.67 per diluted common share.1

Net income for the six months ended June 30, 2008 was $24.4 million, or $1.18 per diluted common share, compared to net income for the six months ended June 30, 2007 of $48.4 million, or $2.74 per diluted share. Excluding $0.4 million of net loss from Alpine Meadows  for the six months ended June 30, 2008 and $25.8 million of net income from the 450 West 33rd Street, Toy building, Prime and On the Avenue transactions for the six months ended June 30, 2007, net income for the six months ended June 30, 2008 was $24.8 million, or $1.19 per diluted common share, compared to net income for the six months ended June 30, 2007 of $22.7 million, or $1.29 per diluted common share.1

______________________
1. See attached supplemental schedule of non-GAAP financial measures on page 8 & 9.

Arbor Realty Trust Reports Second Quarter 2008 Results
August 8, 2008

In the second quarter of 2008, the Company monetized a portion of its equity interest in Prime Outlets (“Prime”) and received approximately $33 million in cash. Under the terms of the agreement, the Company will transfer 16.67% of its 24.17% interest in Prime, at a value of approximately $37.0 million, in exchange for preferred and common operating partnership units of Lightstone Value Plus REIT L.P. Additionally, Arbor borrowed approximately $33 million from Lightstone Value Plus Real Estate Investment Trust, Inc., which is initially secured by its 16.67% interest in Prime, has an eight year term and bears interest at a fixed rate of 4.00%, with payment deferred until the closing of the transaction. Upon the closing of this transaction, which is expected to occur on or before June 26, 2009, the Company will exchange its 16.67% interest for the preferred and common operating partnership units, which will then collateralize the $33 million loan. The preferred units will pay a preferred return of 4.63% and after five years, the preferred units may be redeemed at par by Lightstone Value Plus REIT L.P. for cash and the loan would become due upon such redemption. The Company owns its 16.67% interest through a consolidated entity, which has a 25% interest in Prime, with a third party member owning the remaining 8.33%. In the second quarter of 2008, the Company recorded approximately $33 million of cash, $49.5 million of debt related to the proceeds received from the loan secured by the entity's 25% interest in Prime which was recorded in notes payable, a $16.5 million receivable from the third party member which was recorded in other assets and a deferred expense related to the incentive management fee of approximately $7.3 million. The transaction provides for a tax deferral for an estimated period of five years, subject to certain carve out provisions. In addition, Arbor retained a 7.5% ownership interest in Prime.

Additionally during the quarter, the Company recorded a $0.6 million loss from its $13.2 million equity investment in the Alpine Meadows unconsolidated joint venture. This amount reflects Arbor’s portion of the joint venture’s losses, including depreciation expense, and was recorded in loss from equity affiliates and as a reduction to the Company’s investment in equity affiliates on the balance sheet.

The net balance in the loan and investment portfolio was $2.5 billion at June 30, 2008, compared to $2.6 billion at March 31, 2008. The average balance of the loan and investment portfolio during the second quarter of 2008 was $2.6 billion and the average yield on these assets for the quarter was 7.91%, compared to $2.6 billion and 8.35% for the first quarter of 2008.

Arbor Realty Trust Reports Second Quarter 2008 Results
August 8, 2008

At June 30, 2008, the balance of debt financing on the loan and investment portfolio was $2.2 billion, mainly unchanged from March 31, 2008. The average balance of debt financing on the loan and investment portfolio during the second quarter of 2008 was $2.2 billion and the average cost of these borrowings was 5.06%, compared to $2.2 billion and 5.64% for the first quarter of 2008.

For the second quarter of 2008, Arbor’s manager, Arbor Commercial Mortgage, LLC, earned $8.5 million of incentive compensation, of which $1.2 million was recorded as management fee expense and $7.3 million was recorded as deferred management fee related to the Prime transaction. Arbor Commercial Mortgage, LLC intends to exercise its option to receive 50% of the incentive compensation in shares of Arbor Realty Trust’s common stock.

Financing Activity

As of June 30, 2008, Arbor’s financing facilities for its loan and investment portfolio totaled approximately $2.5 billion and borrowings outstanding under such facilities were $2.2 billion.

During the second quarter, the Company entered into an uncommitted master repurchase agreement with a financial institution for the purpose of financing the purchase of CRE CDO bond securities. The facility has a two-year term from the effective date of the agreement and bears interest at pricing over LIBOR.

In July 2008, a $60 million working capital facility was extended for one year to June 2009 and was amended to a $45 million facility. In addition, the amendment includes required paydowns of $3 million quarterly beginning October 1, 2008 and bears interest at a rate of approximately 500 basis points over Libor. At June 30, 2008, the facility had an aggregate outstanding balance of approximately $48 million.

Portfolio Activity

During the quarter, Arbor originated two new bridge loans totaling $6 million and purchased seven CRE CDO bonds at a discounted price of approximately $58 million with a face amount of approximately $83 million.

Arbor Realty Trust Reports Second Quarter 2008 Results
August 8, 2008

During the quarter, 11 loans paid off on properties that were either sold or refinanced outside of Arbor with an outstanding balance of $152 million. Three loans were either refinanced or modified with Arbor totaling $86 million, of which one loan totaling $15 million was scheduled to repay during the quarter and another loan totaling approximately $64 million had a $1.0 million loan loss reserve recorded in the first quarter of 2008.

In addition, three loans totaling approximately $95 million were extended during the quarter in accordance with the extension options of the corresponding loan agreements.

At June 30, 2008, the loan and investment portfolio unpaid principal balance was $2.5 billion, with a weighted average current interest pay rate of 7.07%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $2.2 billion, with a weighted average interest rate of 4.85% excluding financing and interest rate swap costs.

As of June 30, 2008, Arbor's loan portfolio consisted of 33% fixed-rate and 67% variable rate loans.

As previously disclosed, the Company had a $5.0 million mezzanine loan for which a $1.5 million provision for loan loss was established during the first quarter of 2008. In April 2008, the Company foreclosed on the property, which was subject to a $41.4 million first mortgage. As of June 30, 2008, the Company recorded this investment on its balance sheet as real estate owned at fair value which included the $1.5 million provision previously established, recorded the $41.4 million first lien in mortgage notes payable and recorded a net loss for the quarter of approximately $19,000 in selling and administrative expenses.

In addition, as previously disclosed, the Company had a $13.8 million bridge loan, which the Company established a $1.5 million provision for loan loss during the fourth quarter of 2007. In May 2008, the Company received $0.3 million from the borrower plus a $0.3 million note from the borrower, reducing the carrying amount to $11.7 million. In May 2008, the property was sold for approximately $11.8 million and the Company provided the purchaser with a $12.8 million loan and investment, of which approximately $11.3 million was funded as of June 30, 2008. The Company also received a 25% equity participation interest in the property. As a result of this transaction, the Company recorded a loss of approximately $1.7 million, of which $1.5 million was charged-off against the allowance for loan losses and approximately $0.2 million was recorded in selling and administrative expenses in the second quarter of 2008 related to additional expenses incurred.

During the second quarter, the Company recorded a $2.0 million loan loss reserve related to a loan with an outstanding principal balance of approximately $9.9 million. The loan loss reserve was the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. As previously mentioned, the Company had a $1.5 million provision for loan loss on a $5.0 million mezzanine loan that was reclassified to real estate owned during the second quarter of 2008. At June 30, 2008, the Company’s total loan loss reserves were $3.5 million relating to three loans with an aggregate outstanding principal balance of approximately $75.2 million.

Arbor Realty Trust Reports Second Quarter 2008 Results
August 8, 2008

As of June 30, 2008, two loans with an outstanding principal balance of approximately $80.1 million were classified as non-performing. Income recognition has been suspended and will resume when the loans become contractually current and performance has recommenced. As previously disclosed, this amount included a $70.4 million bridge loan on a land development project in New York City which, effective April 1, 2008, income recognition had been suspended. During the second quarter of 2008, the Company received approximately $0.6 million, equal to approximately one month’s interest on the loan. In July 2008, the Company elected to begin the foreclosure process on the entity that owns the property. The principal amount of this loan is not deemed to be impaired at this time and no loan loss reserve has been recorded to date. In addition, as of June 30, 2008, one of the three loans reserved for, with an outstanding principal balance of approximately $9.9 million, had been classified as non-performing.

Operating Partnership Units Redemption

In June 2008, the Company’s external manager, Arbor Commercial Mortgage (“ACM”), exercised its right to redeem its approximate 3.8 million operating partnership units (“OP units”) in the Company’s operating partnership for shares of the Company’s common stock on a one-for-one basis.

Consequently, this resulted in the elimination of the accounting for minority interest as it relates to ACM’s operating partnership ownership interest in the Company. In addition, the special voting preferred shares paired with each OP unit, pursuant to a pairing agreement, were redeemed simultaneously and cancelled by the Company.

Dividend

As previously announced, the Board of Directors declared a dividend of $0.62 per share for the quarter ended June 30, 2008, to be paid on August 26, 2008 to shareholders of record on August 15, 2008.

Arbor Realty Trust Reports Second Quarter 2008 Results
August 8, 2008

Equity Participation Interests

Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company's investments with equity participation interests.  As previously disclosed, the Company has entered into an agreement to transfer 16.67% of its 24.17% interest in Prime for preferred and common operating partnership units in another REIT. Upon the closing of this transaction, which is expected to occur prior to the third quarter of 2009, the Company expects to recognize approximately $26 million of net income. In addition during the second quarter, as previously disclosed, the Company refinanced a loan for $12.8 million and received a 25% equity participation interest in the property, and recorded a $0.6 million loss from its equity interest in the Alpine Meadows investment.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. EDT. A live webcast of the conference call will be available online at www.arborrealtytrust.com.www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable without charge at www.real.com.www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 202-0886 for domestic callers and (617) 213-8841 for international callers. The participant passcode for both is 21706816.

After the live webcast, the call will remain available on Arbor's Web site, www.arborrealtytrust.comwww.arborrealtytrust.com through September 5, 2008. In addition, a telephonic replay of the call will be available until August 15, 2008. The replay dial-in number is (888) 286-8010 for domestic callers and
(617) 801-6888 for international callers. Please use passcode: 46256143.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2007 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Second Quarter 2008 Results
August 8, 2008

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue:
Interest income	$51,869,164	$74,800,274	$107,285,494	$141,260,927
Other income	28,629	17,186	49,322	23,356
Total revenue	51,897,793	74,817,460	107,334,816	141,284,283

Expenses:
Interest expense	27,857,322	38,527,983	59,161,421	70,640,502
Employee compensation and benefits	2,686,002	2,753,662	4,663,345	4,484,017
Selling and administrative	2,793,161	1,593,494	4,331,227	2,814,866
Provision for loan losses	2,000,000	-	5,000,000	-
Management fee - related party	2,153,838	10,645,065	4,733,272	15,518,747
Total expenses	37,490,323	53,520,204	77,889,265	93,458,132
Income before (loss) income from equity affiliates, minority interest and provision for income taxes	14,407,470	21,297,256	29,445,551	47,826,151
(Loss) income from equity affiliates	(562,000)	26,025,788	(562,000)	26,025,788
Income before minority interest and provision for income taxes	13,845,470	47,323,044	28,883,551	73,851,939
Income allocated to minority interest	2,117,464	6,638,020	4,450,754	10,318,334

Income before provision for income taxes	11,728,006	40,685,024	24,432,797	63,533,605

Provision for income taxes	-	9,000,000	-	15,085,000

Net income	$11,728,006	$31,685,024	$24,432,797	$48,448,605

Basic earnings per common share	$0.56	$1.76	$1.18	$2.75

Diluted earnings per common share	$0.56	$1.75	$1.18	$2.74

Dividends declared per common share	$0.62	$0.62	$1.24	$1.22

Weighted average number of shares of common stock outstanding:

Basic	20,906,383	17,993,924	20,739,081	17,590,860

Diluted	24,721,660	21,873,322	24,562,520	21,453,969

Arbor Realty Trust Reports Second Quarter 2008 Results
August 8, 2008

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Total revenue, GAAP basis	$51,897,793	$74,817,460	$107,334,816	$141,284,283

Subtract: Prime transaction	-	(4,166,666)	-	(4,166,666)
On the Avenue transaction	-	-	-	(15,997,843)
450 West 33rd Street transaction	-	(10,425,579)	-	(10,425,579)

Total revenue, as adjusted	$51,897,793	$60,225,215	$107,334,816	$110,694,195

Net income, GAAP basis	$11,728,006	$31,685,024	$24,432,797	$48,448,605

Subtract: Prime transaction	-	(3,783,988)	-	(3,783,988)
On the Avenue transaction	-	-	-	(6,099,372)
Toy transaction	-	(9,342,631)	-	(9,342,631)
450 West 33rd Street transaction	-	(6,529,699)	-	(6,529,699)

Add: Alpine Meadows	372,229	-	372,229	-

Net income, as adjusted	$12,100,235	$12,028,706	$24,805,026	$22,692,915

Diluted earnings per common share, GAAP basis	$0.56	$1.75	$1.18	$2.74

Diluted earnings per common share, as adjusted	$0.58	$0.67	$1.19	$1.29

Diluted weighted average shares outstanding	24,721,660	21,873,322	24,562,520	21,453,969

a.) Given the magnitude of the Prime, On the Avenue, Toy and 450 West 33rd Street transactions and the nature of the Alpine Meadows operation, Arbor has elected to report adjusted revenues, net income and earnings per share for the affected periods to help ensure the comparability of the reporting periods. Management considers these non-GAAP financial measures to be effective indicators, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports Second Quarter 2008 Results
August 8, 2008

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

June 30, 2008

GAAP Stockholders' Equity	$469,178,986

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	26,121,426

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Stockholders' Equity	$553,375,596

Adjusted book value per share	$22.37

GAAP book value per share	$18.97

Common shares outstanding	24,737,696

b.) Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports Second Quarter 2008 Results
August 8, 2008

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$46,195,338	$22,219,541
Restricted cash	144,099,637	139,136,105
Loans and investments, net	2,444,641,847	2,592,093,930
Available-for-sale securities, at fair value	10,111,759	15,696,743
Securities held to maturity, net	58,498,406	-
Investment in equity affiliates	28,850,691	29,590,190
Real estate owned, net	46,891,971	-
Deferred management fee - related party	7,292,448	-
Prepaid management fee - related party	19,047,949	19,047,949
Other assets	96,439,720	83,709,076
Total assets	$2,902,069,766	$2,901,493,534

Liabilities and Stockholders’ Equity:
Repurchase agreements	$198,755,637	$244,937,929
Collateralized debt obligations	1,129,649,000	1,151,009,000
Junior subordinated notes to subsidiary trust issuing preferred securities	276,055,000	276,055,000
Notes payable	635,388,432	596,160,338
Mortgage note payable	41,440,000	-
Due to related party	7,914,458	2,429,109
Due to borrowers	8,392,612	18,265,906
Deferred revenue	77,123,133	77,123,133
Other liabilities	58,172,508	67,395,776
Total liabilities	2,432,890,780	2,433,376,191

Minority interest	-	72,854,258

Stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2008 and 3,776,069 shares issued and outstanding at December 31, 2007	-	37,761
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,017,096 shares issued, 24,737,696 shares outstanding at June 30, 2008 and 20,798,735 shares issued, 20,519,335 shares outstanding at December 31, 2007	250,171	207,987
Additional paid-in capital	442,592,734	365,376,136
Treasury stock, at cost - 279,400 shares	(7,023,361)	(7,023,361)
Retained earnings	64,362,458	65,665,951
Accumulated other comprehensive loss	(31,003,016)	(29,001,389)
Total stockholders’equity	469,178,986	395,263,085
Total liabilities and stockholders’ equity	$2,902,069,766	$2,901,493,534

Arbor Realty Trust Reports Second Quarter 2008 Results
August 8, 2008

Arbor Realty Trust, Inc.
Summary of Equity and Profit Interests
(all dollar amounts in thousands)
Unaudited

Name	Initial ART Investment Amount	Investment Date	Current Cash Equity Investment	Profit %		Approximate Square Footage		Property Type	Location	Current Debt Balance on Property		Comments

80 Evergreen	$384	3Q03	$201	12.50%		77,680		Warehouse	Brooklyn, NY	$5,000		Property refinanced June 2008

930 Flushing	1,126	3Q03	322	12.50%		304,080		Warehouse	Brooklyn, NY	24,789		Property refinanced July 2005

Prime Portfolio	2,100	4Q03	-	7.50%		6,700,000		Retail Outlets	Multi-state	1,200,700		Properties refinanced

Prime Portfolio			-	16.67%	(5)	6,700,000		Retail Outlets	Multi-state	-		All equity returned to investors

450 W. 33rd St	1,500	4Q03	1,137	0.58%	(1)	1,746,734		Office	New York City	517,000

823 Park Avenue	-	3Q04	-	20.00%		52,374		Conversion	New York City	5,169		Condo conversion - investment held in Taxable REIT Subsidiary ("TRS")

York Avenue	540	3Q04	-	8.70%		45,200		Conversion	New York City	32,000		Property refinanced Dec 2005

Toy Building	10,000	2Q05	5,720	10.00%		320,000		Conversion	New York City	343,400	(2)	Condo conversion - investment held in Taxable REIT Subsidiary ("TRS")

Homewood Mtn Resort	-	2Q06	-	25.60%		1,224	(3)	Land	Homewood, CA	114,157		Profits interest held in TRS

Richland Terrace Apartments	-	3Q06	-	25.00%		342,152		Multi Family	Columbia, SC	9,094

Ashley Court Apartments	-	3Q06	-	25.00%		177,892		Multi Family	Fort Wayne, IN	5,452

Nottingham Village	-	1Q07	-	25.00		285,900		Multi Family	Indianapolis, IN	6,626

Extended Stay Hotel Portfolio	115,000	2Q07	115,000	16.17%		684	(4)	Hotel	Multistate	7,400,000		Preferred return of 12% on equity

Alpine Meadows	13,220	3Q07	13,220	39.00%		2,163	(3)	Land	Alpine Meadows, CA	30,500		Preferred return of 18% on equity

St. John's Development	500	4Q07	500	50.00%		23	(3)	Land	Jacksonville, FL	25,000

Windrush Village Apartments	-	2Q08	445	25.00%		221,726		Multi Family	Tallahassee, FL	12,800

(1) Represents approximately 29% of the 2% retained interest in the property. In addition, Arbor has approximately 29% of a 50% interest in the property's air rights.
(2) Debt balance represents anticipated debt financing required to complete condominium conversion project.
(3) Amount represents approximate acreage of property.
(4) Amount represents approximately 684 properties in 44 states and Canada with approximately 76,000 rooms.
(5) The Company has agreed to transfer its 16.67% interest for preferred and common operating partnership units of another REIT, which is expected to occur on or prior to June 26, 2009. The Company currently has $33 million in debt related to this transaction that is collateralized by the Company's 16.67% interest in Prime.